UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of matters to a vote of security holders.

On December 7, 2018, LiqTech International, Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders (the “Meeting”). A total of 54,830,436 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), were present or represented by proxy at the Meeting, representing approximately seventy-five percent (75%) of the outstanding Common Stock as of October 31, 2018, the record date for the Meeting.

At the Meeting, three (3) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Mark Vernon, Sune Mathiesen, Alexander J. Buehler, Peyton Boswell and Joel Gay for terms until the next succeeding annual meeting of stockholders or until such directors’ successor shall have been duly elected and qualified. The stockholders elected the five (5) directors by the following votes:

Name	For	Withheld	Broker Non-Vote
Mark Vernon	25,107,424	514,063	29,208,949
Sune Mathiesen	25,531,886	89,601	29,208,949
Alexander J. Buehler	22,619,992	3,001,495	29,208,949
Peyton Boswell	23,938,550	1,682,937	29,208,949
Joel Gay	22,034,619	3,586,868	29,208,949

Proposal No. 2: The stockholders ratified Sadler, Gibb & Associates, LLC as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2018,  by the following votes:

Votes For	54,333,692
Votes Against	110,903
Abstentions	385,841

Proposal No. 3: The stockholders approved, on an advisory basis, the compensation of the named executive officers by the following votes:

Votes For	24,898,844
Votes Against	623,754
Abstentions	98,889
Broker Non-Vote	29,208,949

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: December 12, 2018	/s/ Claus Toftegaard
Claus Toftegaard
Chief Financial Officer